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                                   September 11, 1996

Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland 20815

CCB Holding Corporation
913 North Market Street
Suite 405
Wilmington, Delaware 19801

       Re:  Chevy Chase Master Credit Card Trust and
            Chevy Chase Master Credit Card Trust II
            Asset Backed Certificates
            Registration Statement on Form S-3 (File No. 33-99334)
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Ladies and Gentlemen:

       We have acted as special tax counsel for Chevy Chase Bank, F.S.B. (the "Bank"), a federally chartered stock savings bank, and CCB Holding
Corporation, a Delaware corporation ("CCB Holding" and, together with the Bank, the "Transferors"), in connection with the preparation of the Registration Statement on Form S-3 (File No. 33-99334), as filed with the Securities and Exchange Commission (the "Commission") on November 14, 1995 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of Asset Backed Certificates (collectively, the "Certificates"), each such series representing an undivided interest in either Chevy Chase Master Credit Card Trust ("Trust
I") or Chevy Chase Master Credit Card Trust II ("Trust II").

       Each Series of Certificates issued by Trust I will be issued pursuant to the Amended and Restated Pooling and Servicing Agreement (the "Trust I Pooling and Servicing Agreement"), between the Bank and Bankers Trust Company, as trustee (the "Trustee"). The form of Trust I Pooling and Servicing Agreement relating to Trust I was filed with the Commission on September 14, 1994, as Exhibit 4.1 to Form 8-K, which exhibit is incorporated by reference to the Registration Statement, and was amended by the First Amendment to the Amended and Restated Pooling and Servicing Agreement, a copy of which was filed by the Bank

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Chevy Chase Bank, F.S.B.
CCB Holding Corporation
September 11, 1996
Page 2

with the Commission on November 4, 1994, as Exhibit 4.4 to Form 8-A, which exhibit is incorporated by reference to the Registration Statement, was further amended by the Second Amendment to the Amended and Restated Pooling and Servicing Agreement, a copy of which was filed with the Commission as
Exhibit 4.3 to Registration Statement No. 33-92180, which exhibit is incorporated by reference to the Registration Statement and was further amended by the Third Amendment to the Amended and Restated Pooling Agreement, a copy of which was filed with the Commission on August 21, 1996 as Exhibit
4.14 to Form 8-K, which exhibit is incorporated by reference to the
Registration Statement.   The forms of Series Supplement relating to the
Series of Certificates to be issued by Trust I were filed with Registration Statement No. 33-92180 as Exhibits 4.4 and 4.5, respectively.

       Each Series of Certificates issued by Trust II will be issued pursuant to the Pooling and Servicing Agreement (the "Trust II Pooling and Servicing Agreement"), among the Sellers, the Bank as servicer and the Trustee. The form of Trust II Pooling and Servicing Agreement relating to Trust II was filed with Registration Statement No. 33-92180 as Exhibit 4.6 and was amended by the First Amendment to the Pooling and Servicing Agreement, a copy of which was filed with the Commission on August 21, 1996 as Exhibit 4.5 to Form 8-K, which exhibit is incorporated by reference into the Registration Statement, and was further amended by the Second Amendment to the Pooling and Servicing Agreement, a copy of which was filed with the Commission on August 21, 1996 as Exhibit 4.6 to Form 8-K, which exhibit is incorporated by reference into the Registration Statement. The forms of Series Supplement relating to the Series of Certificates to be issued by Trust II were filed with Registration Statement No. 33-92180 as Exhibits 4.7 and 4.8, respectively. Terms used herein and not defined herein shall have the meaning set forth in the Trust I Pooling and Servicing Agreement or the Trust II Pooling and Servicing Agreement, as applicable.

       We hereby confirm that the statements set forth in the prospectus relating to the Certificates offered by the Prospectus for Trust I (the "Trust I Prospectus") and in the prospectus relating to the Certificates offered by the Prospectus for Trust II (the "Trust II Prospectus" and, together with the Trust I Prospectus, the "Prospectus") forming a part of the Registration Statement under the heading "Tax Matters," with respect to the Trust I Prospectus, and "Federal Income Tax Consequences," with respect to the Trust II Prospectus, and the statements set forth in each of the forms of prospectus supplements relating to the Certificates offered by the Prospectus (collectively, the "Prospectus Supplement") forming a part of the Registration Statement under the heading "Summary of Series Terms - Tax Status," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

       We note that the forms of Prospectus and Prospectus Supplement do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the

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Chevy Chase Bank, F.S.B.
CCB Holding Corporation
September 11, 1996
Page 3

captions "Legal Matters" and "Tax Matters" in the Trust I Prospectus and "Legal Matters" and "Certain Federal Income Tax Consequences" in the Trust II Prospectus. In giving such consent, we do not consider that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                               Very truly yours,

                                /s/ Orrick, Herrington & Sutcliffe LLP

                               ORRICK, HERRINGTON & SUTCLIFFE LLP